[OBJECT OMITTED]
                                                                    Exhibit 5.A


Ford Motor Company                                One American Road
                                                  P.O. Box 1899
                                                  Dearborn, Michigan 48126-1899




                                                                   May 22, 2000

Ford Motor Company
One American Road
Dearborn, Michigan  48126

Ladies and Gentlemen:

     This will refer to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Ford Motor Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to 20,310,428 shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock"), relating to the 1998 Long-Term Incentive Plan (the "Plan").

     As an Assistant Secretary and Counsel of the Company, I am familiar with the Certificate of Incorporation and the By-Laws of the Company and with its affairs, including the actions taken by the Company in connection with the Plan. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, it is my opinion that:

     (1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

     (2) All necessary corporate proceedings have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement, and all such shares of Common Stock, when issued and delivered pursuant to the Company's Certificate of Incorporation and the Plan, and when the Registration Statement shall have become effective, will be legally issued and will be fully paid and non-assessable.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.



                                                   Very truly yours,

                                                  /s/Kathryn S. Lamping

                                                   Kathryn S. Lamping
                                                   Assistant Secretary and
                                                     Counsel